As filed with the Securities and Exchange Commission on December 4, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMERICREDIT CORP.

(Exact name of registrant as specified in its charter)

Texas	75-2291093
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

801 Cherry Street, Suite 3900 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

AmeriCredit Corp. Employee Stock Purchase Plan

(Full title of the plan)

J. Michael May

Executive Vice President and

Chief Legal Officer

AmeriCredit Corp.

801 Cherry Street, Suite 3900

Fort Worth, Texas 76102

(Name and address of agent for service)

(817) 302-7000

(Telephone number, including area code, of agent for service)

with copies to:

L. Steven Leshin, Esq.

Hunton & Williams LLP

1445 Ross Avenue, Suite 3700

Dallas, Texas 75202

(214) 979-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)(4)	Proposed maximum aggregate offering price (3)(4)	Amount of registration fee (4)
Common Stock ($0.01 par value per share)	3,000,000 Shares	$6.575	$19,725,000	$776

(1)	The securities to be registered include an aggregate 3,000,000 shares reserved for issuance under the AmeriCredit Corp. Employee Stock Purchase Plan (the “Plan”).
(2)	Pursuant to Rule 416, this registration statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.
(3)	Estimated solely for purpose of calculating the registration fee.
(4)	Calculated pursuant to Rule 457(c) and 457(h). Accordingly, the price per share of common stock offered hereunder pursuant to the Plan is calculated to be $6.575, which is the average of the highest and lowest price per share of common stock on the New York Stock Exchange on December 1, 2008.

Pursuant to General Instruction E of Form S-8, this Registration Statement relates to the registration of additional shares of Common Stock of the Company under the Plan. The Company has earlier filed a Registration Statement on Form S-8 (File No. 33-56501), Registration Statement on Form S-8 (File No. 333-73113), Registration Statement on Form S-8 (File No. 333-72882) and Registration Statement on Form S-8 (File No. 333-111322), each relating to the Plan, the contents of which are hereby incorporated by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.	Plan Information *

Item 2.	Registrant Information and Employee Plan Annual Information *

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

AmeriCredit Corp. (the “Company”) hereby incorporates by reference in this registration statement the separate Registration Statement on Form S-8 (File No. 33-56501), Registration Statement on Form S-8 (File No. 333-73113), Registration Statement on Form S-8 (File No. 333-72882) and Registration Statement on Form S-8 (File No. 333-111322), each relating to the AmeriCredit Corp. Employee Stock Purchase Plan.

Item 3.	Incorporation of Documents by Reference.

The Company hereby incorporates by reference in this registration statement the following documents previously filed by the Company with the Securities and Exchange Commission (the “Commission”):

(1)    The Company’s Annual Report on Form 10-K filed with the Commission for the fiscal year ended June 30, 2008.

(2)    The Company’s Quarterly Report on Form 10-Q filed with the Commission for the three-month period ended September 30, 2008.

(3)    The Company’s Current Report on Form 8-K filed with the Commission on September 8, 2008.

(4)    The Company’s Current Report on Form 8-K filed with the Commission on October 1, 2008.

(5)    The Company’s Current Report on Form 8-K filed with the Commission on October 27, 2008.

(6)    The Company’s Current Report on Form 8-K filed with the Commission on November 3, 2008.

(7)    The Company’s Current Report on Form 8-K filed with the Commission on November 26, 2008.

(8)    The description of the Common Stock of the Company set forth in the Registration Statement on Form 8-A, dated December 5, 1990, filed with the Commission, including any amendment or report filed for the purpose of updating such description.

*    Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this registration statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

Item 6.	Indemnification of Directors and Officers.

Article 2.02-1 of the Texas Business Corporation Act, as amended, authorizes the Company to indemnify certain persons, including any person who was, is or is threatened to be made a named defendant or respondent in a threatened, pending, or completed action, suit or proceeding because the person is or was a director or officer, against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred by the person in connection with the threatened, pending, or completed action, suit or proceeding. The Company is required by Article 2.02-1 to indemnify a director or officer against reasonable expenses incurred by him in connection with a threatened, pending, or completed action, suit or proceeding in which he is a named defendant or respondent because he is or was a director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the action, suit or proceeding. Article 2.02-1 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under the corporation’s articles of incorporation or any bylaw, agreement vote of shareholders or disinterested directors, or otherwise. In particular, the articles of incorporation, as amended to date (the “Articles of Incorporation”), of the Company, together with its bylaws, provide that the Company shall indemnify officers and directors, and may indemnify its other employees and agents, to the fullest extent permitted by law. The Company has also adopted provisions in its Articles of Incorporation that limit the liability of its directors to the fullest extent permitted by the laws of the State of Texas. In addition, the Company has entered into indemnification agreements with its directors. Under the Company’s Articles of Incorporation, and as permitted by the laws of the State of Texas, a director is not liable to the Company or its shareholders for breach of fiduciary duty. Such limitation does not affect liability for: (i) a breach of the director’s duty of loyalty to the Company or its shareholders or members; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Company or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office; (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute; or (v) an act related to an unlawful stock repurchase or payment of a dividend.

Item 8.	Exhibits.

(a)    Exhibits.

         The following documents are filed as a part of this registration statement.

Exhibit	Description of Exhibit

4.1	Articles of Incorporation of the Company, filed May 18, 1988, and Articles of Amendment to Articles of Incorporation, filed August 24, 1988 (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-1 (No. 33-31220) filed by the Company with the Securities and Exchange Commission).

4.2	Amendment to Articles of Incorporation, filed October 18, 1989 (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-1 (No. 33-31220) filed by the Company with the Securities and Exchange Commission).

4.3	Articles of Amendment to Articles of Incorporation, filed November 12, 1992 (incorporated by reference to Exhibit 3.3 of the Company’s Annual Report on Form 10-K for the year ended June 30, 1993, filed by the Company with the Securities and Exchange Commission).

4.4	Articles of Amendment to Articles of Incorporation, filed November 12, 2001 (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-8 (No. 333-154833) filed by the Company with the Securities and Exchange Commission).

4.5	Bylaws of the Company, as amended through March 4, 2008 (incorporated by reference to Exhibit 3.4 of the Company’s Annual Report on Form 10-K for the year ended June 30, 2008, filed by the Company with the Securities and Exchange Commission).

4.6	AmeriCredit Corp. Employee Stock Purchase Plan, as amended (incorporated by reference to Exhibit 4.3 of the Company’s Registration Statement on Form S-8 (File No. 33-56501) filed on November 16, 1994 with the Securities and Exchange Commission).

4.6.1	Amendment No. 1 to AmeriCredit Corp. Employee Stock Purchase Plan (incorporated by reference to Exhibit 4.4.1 of the Company’s Registration Statement on Form S-8 (File No. 333-73113) filed on March 1, 1999 with the Securities and Exchange Commission).

4.6.2	Amendment No. 2 to AmeriCredit Corp. Employee Stock Purchase Plan (incorporated by reference to Exhibit 4.4.2 of the Company’s Registration Statement on Form S-8 (File No. 333-72882) filed on November 7, 2001 with the Securities and Exchange Commission).

4.6.3	Amendment No. 3 to AmeriCredit Corp. Employee Stock Purchase Plan (incorporated by reference to Exhibit 4.4.3 of the Company’s Registration Statement on Form S-8 (File No. 333-111322) filed on December 18, 2003 with the Securities and Exchange Commission).

4.6.4	Amendment No. 4 to AmeriCredit Corp. Employee Stock Purchase Plan.

5.1	Opinion of Hunton & Williams LLP.

23.1	Consent of Hunton & Williams LLP (included in opinion filed as Exhibit 5.1 hereto).

23.2	Consent of Deloitte & Touche LLP.

23.3	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (included with signature page of this Registration Statement).

Item 9.	Undertakings.

A.    The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fort Worth, Texas on December 4, 2008.

AMERICREDIT CORP.

By:	/s/ Daniel E. Berce
Daniel E. Berce
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Daniel E. Berce, Chris A. Choate and J. Michael May, or each of them individually, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for and in such person’s name, place and stead, in the capacities indicated below, to sign this registration statement on Form S-8 of AmeriCredit Corp. and any and all amendments (including post-effective amendments) thereto, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might, or could, do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Clifton H. Morris, Jr. Clifton H. Morris, Jr.	Director and Chairman of the Board	December 4, 2008

/s/ Daniel E. Berce Daniel E. Berce	Director, President and Chief Executive Officer (Principal Executive Officer)	December 4, 2008

/s/ Chris A. Choate Chris A. Choate	Executive Vice President, Chief Financial Officer and Treasurer (Chief Accounting Officer)	December 4, 2008

/s/ John R. Clay John R. Clay	Director	December 4, 2008

/s/ Ian M. Cumming Ian M. Cumming	Director	December 4, 2008

/s/ A.R. Dike A.R. Dike	Director	December 4, 2008

/s/ James H. Greer James H. Greer	Director	December 4, 2008

/s/ Douglas K. Higgins	Director	December 4, 2008
Douglas K. Higgins

/s/ Kenneth H. Jones, Jr.	Director	December 4, 2008
Kenneth H. Jones, Jr.

/s/ Justin R. Wheeler	Director	December 4, 2008
Justin R. Wheeler

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

4.1	Articles of Incorporation of the Company, filed May 18, 1988, and Articles of Amendment to Articles of Incorporation, filed August 24, 1988 (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-1 (No. 33-31220) filed by the Company with the Securities and Exchange Commission).

4.2	Amendment to Articles of Incorporation, filed October 18, 1989 (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-1 (No. 33-31220) filed by the Company with the Securities and Exchange Commission).

4.3	Articles of Amendment to Articles of Incorporation, filed November 12, 1992 (incorporated by reference to Exhibit 3.3 of the Company’s Annual Report on Form 10-K for the year ended June 30, 1993, filed by the Company with the Securities and Exchange Commission).

4.4	Articles of Amendment to Articles of Incorporation, filed November 12, 2001 (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-8 (No. 333-154833) filed by the Company with the Securities and Exchange Commission).

4.5	Bylaws of the Company, as amended through March 4, 2008 (incorporated by reference to Exhibit 3.4 of the Company’s Annual Report on Form 10-K for the year ended June 30, 2008, filed by the Company with the Securities and Exchange Commission).

4.6	AmeriCredit Corp. Employee Stock Purchase Plan, as amended (incorporated by reference to Exhibit 4.3 of the Company’s Registration Statement on Form S-8 (File No. 33-56501) filed on November 16, 1994 with the Securities and Exchange Commission).

4.6.1	Amendment No. 1 to AmeriCredit Corp. Employee Stock Purchase Plan (incorporated by reference to Exhibit 4.4.1 of the Company’s Registration Statement on Form S-8 (File No. 333-73113) filed on March 1, 1999 with the Securities and Exchange Commission).

4.6.2	Amendment No. 2 to AmeriCredit Corp. Employee Stock Purchase Plan (incorporated by reference to Exhibit 4.4.2 of the Company’s Registration Statement on Form S-8 (File No. 333-72882) filed on November 7, 2001 with the Securities and Exchange Commission).

4.6.3	Amendment No. 3 to AmeriCredit Corp. Employee Stock Purchase Plan (incorporated by reference to Exhibit 4.4.3 of the Company’s Registration Statement on Form S-8 (File No. 333-111322) filed on December 18, 2003 with the Securities and Exchange Commission).

4.6.4	Amendment No. 4 to AmeriCredit Corp. Employee Stock Purchase Plan.

5.1	Opinion of Hunton & Williams LLP.

23.1	Consent of Hunton & Williams LLP (included in opinion filed as Exhibit 5.1 hereto).

23.2	Consent of Deloitte & Touche LLP.

23.3	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (included with signature page of this Registration Statement).